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                                                                  EXHIBIT NO. 11

                        ROTARY POWER INTERNATIONAL, INC.
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE


                                                       Three Months
                                                     Ended March 31,
                                                 1999               1998
                                                 ----               ----

BASIC
-----

Shares outstanding,
  beginning of period                             6,112,855          5,968,516

Weighted average number
  of shares issued, retired and
  and issuable share equivalents                        --                  --
                                                  ---------         ----------

Weighted average number
  of common and common
  equivalent shares
  outstanding                                     6,112,855          5,968,516
                                                  =========         ==========

Net loss                                         $ (305,520)       $  (312,651)
                                                  =========         ==========

Net loss per
  common share                                   $    (0.05)       $     (0.05)
                                                  =========         ==========

DILUTED
-------

Weighted average number
  of common and common
  equivalent shares
  outstanding as
  adjusted to full
  dilution                                        6,912,855          5,968,516
                                                  =========         ==========

Net loss                                         $ (305,520)       $  (312,651)
                                                  =========         ==========

Net loss per
  common share                                   $    (0.04)*      $     (0.05)*
                                                  =========         ============


------------------------
* These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.